Exhibit 10.3

EXECUTION VERSION

CONSENT TO TERM LOAN AGREEMENT

THIS CONSENT TO TERM LOAN AGREEMENT, dated as of July 3, 2023 (this “Consent”) is made among T2 BIOSYSTEMS, INC., a Delaware corporation (“Borrower”), the other Obligors party hereto, CRG SERVICING LLC, as administrative agent and collateral agent (in such capacities, “Administrative Agent”) and the lenders listed on the signature pages hereof under the heading “LENDERS” (each, a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement described below.

RECITALS

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to the Term Loan Agreement, dated as of December 30, 2016, with the Subsidiary Guarantors from time to time party thereto (as amended by Amendment No. 1 to Term Loan Agreement, dated as of March 1, 2017, as further amended by Amendment No. 2 to Term Loan Agreement, dated as of December 18, 2017, as further amended by Amendment No. 3 to Term Loan Agreement, dated as of March 16, 2018, as further amended by Amendment No. 4 to Term Loan Agreement, dated as of March 13, 2019, as further amended by Amendment No. 5 to Term Loan Agreement, dated as of September 10, 2019, as further amended by Amendment No. 6, dated as of January 25, 2021, as further amended by Amendment No. 7, dated as of February 15, 2022, and as further amended by Amendment No. 8, dated as of November 10, 2022, in each case, by and among Borrower, Administrative Agent and the lenders party thereto, and as further amended, supplemented or modified to date, the “Loan Agreement”);

WHEREAS, Borrower has requested, and the Lenders have agreed, to convert $10,000,000 of the outstanding principal amount of the Loans into common and preferred Equity Interests of Borrower (the “Conversion”), pursuant to the terms of the Securities Purchase Agreement, dated as of the date hereof, by and among Borrower and the Lenders (the “Purchase Agreement”); and

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders (which Lenders constitute the Majority Lenders pursuant to Section 13.04 of the Loan Agreement) have agreed to such request.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Consent (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Consent and are incorporated herein by this reference.

SECTION 2. Consent. Subject to Section 3 of this Consent, the Administrative Agent and the Lenders, which constitute the Majority Lenders as required by Section 13.04 of the Loan Agreement, hereby agree to the Conversion. After giving effect to the transactions contemplated by the Purchase Agreement, the outstanding principal amount of the Loans as of July 3, 2023 shall be equal to $40,686,308. For the avoidance of doubt, any accrued but unpaid interest on any principal amounts converted pursuant to the Purchase Agreement shall continue to be outstanding and shall be payable or added to the principal amount of the Loans on the next Payment Date in accordance with the Loan Agreement.

SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 of this Consent shall be subject to the following conditions precedent:

(a) Borrower, Subsidiary Guarantors, Administrative Agent and the Majority Lenders shall have duly executed and delivered this Consent pursuant to Section 13.04 of the Loan Agreement;

(b) Borrower and the Lenders shall have entered into the Purchase Agreement;

(c) Borrower shall have delivered to Administrative Agent, a Certificate of Designation of Preferences, Rights and Limitations in respect of its Series B Convertible Stock, in form and substance satisfactory to Administrative Agent, to be filed with the Secretary of State of the state of Delaware;

(d) Lenders shall have purchased the Shares (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement prior to July 7, 2023; and

(e) Borrower shall have paid or reimbursed Administrative Agent and the Lenders for their reasonable and documented out of pocket costs and expenses (including the reasonable and documented fees and expenses of Administrative Agent’s and the Lenders’ legal counsel) incurred in connection with this Consent pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

SECTION 4. Representations and Warranties; Reaffirmation.

(a) Borrower hereby represents and warrants to each Lender as follows:

(i) Borrower has full power, authority and legal right to make and perform this Consent. This Consent is within Borrower’s corporate powers and has been duly authorized by all necessary corporate board of directors (or the equivalent thereof) and, if required, by all necessary shareholder (or the equivalent thereof) action. This Consent has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Consent (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate (i) the charter, bylaws or other organizational documents of Borrower and its Subsidiaries or (ii) any applicable law or regulation or any order of any Governmental Authority, other than any such violations in the case of this clause (ii) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (z) will not violate or result in a default under any Material Agreement or agreement creating or evidencing any Material Indebtedness, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii) The representations and warranties in Section 7 of the Loan Agreement (other than the representations and warranties in Section 7.04(b) and Section 7.11) are true and correct in all material respects (taking in to account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement) (unless qualified by materiality or Material Adverse Effect, in which case they are true in all respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement)), in each case on and as of the date hereof, with the same force and effect as if made on and as of the date hereof (except that the representation regarding representations and warranties that refer to a specific earlier date is that they were true and correct in all material respects on such earlier date (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement) (unless qualified).

(iii) No Default or Event of Default under the Loan Agreement shall have occurred and be continuing.

(b) Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Consent and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. Borrower agrees that any suit, action or proceeding with respect to this Consent or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of Administrative Agent and the Lenders only and, as a result, none of Administrative Agent or any Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(c) WAIVER OF JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT.

SECTION 6. Release of Claims. Each Obligor hereby absolutely and unconditionally releases and forever discharges Administrative Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Obligor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Consent, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Obligor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

SECTION 7. Miscellaneous.

(a) No Waiver. Except as expressly set forth in Section 2, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b) Severability. In case any provision of or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Consent (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration. This Consent constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent by signing any such counterpart. Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Consent and the provisions of any other Loan Document, the provisions of this Consent shall govern and prevail. Except as expressly modified by this Consent, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Consent, as of the date first above written.

BORROWER:

T2 BIOSYSTEMS, INC.

By	/s/ John Sperzel
Name: John Sperzel
Title: Chairman of the Board of Directors, President and Chief Executive Officer

[Signature Page to Consent]

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

LENDERS:

CRG PARTNERS III L.P.

By CRG PARTNERS III GP L.P., its General Partner

By CRG PARTNERS III GP LLC, its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “A” L.P.

By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner

By CRG PARTNERS III – PARALLEL FUND “A” GP LLC, its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

[Signature Page to Consent]

CRG PARTNERS III (CAYMAN) LEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

CRG PARTNERS III PARALLEL FUND “B” (CAYMAN) L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

[Signature Page to Consent]